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                                                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-55553 of the Fifth Third Bancorp on Form S-8 of our report dated May 24, 1996, appearing in this Annual Report on Form 11-K of the Fifth Third Bancorp Master Profit Sharing Plan for the year ended December 31, 1995.


/s/ Deloitte & Touche, LLP

Cincinnati, Ohio
June 21, 1996